UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 29, 2015

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ___________________ (State or other jurisdiction of incorporation)	1-13884 _________________ (Commission File Number)	76-0451843 ___________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 _______________
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the change in status of Mr. Gary M. Halverson disclosed in an 8-K filing on May 11, 2015, on May 29, 2015, Mr. Halverson and the Company entered into the Letter Agreement on Employment and Termination of Benefits and Obligations (the "Agreement").  Under the Agreement, Mr. Halverson will continue his employment as Senior Vice President through May 31, 2016 and will continue to receive his current salary, be eligible for all health and welfare benefits and remain a participant in the Company's Management Incentive Compensation Plan during this period.  In addition, the stock options, performance restricted stock units and time-based restricted stock units previously awarded to Mr. Halverson will continue to vest pursuant to the terms of the underlying award agreements, as disclosed in the Company's 2015 Proxy Statement filed with the Securities and Exchange Commission on March 27, 2015, and Mr. Halverson's vested stock options will remain exercisable in accordance with the terms of the underlying award agreements.  Pursuant to the Agreement, Mr. Halverson has waived his ability to participate in the Company's Executive Severance Program.  The foregoing description of the Agreement is summary in nature and is qualified in its entirety by the text of the Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description of Exhibit

10.1	Letter Agreement on Employment and Termination Benefits and Obligations by and between Cameron and Gary M. Halverson, dated May 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION

By:	/s/ William C. Lemmer
William C. Lemmer
Senior Vice President and General Counsel

Date:      June 4, 2015